Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Sezzle Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	457(c)	244,087	(2)	$88.03	(3)	$21,486,978.61	$0.00014760	$3,171.48
Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts							$21,486,978.61		$3,171.48
	Total Fees Previously Paid							-	-	$-
	Total Fee Offsets							-	-	-
	Net Fee Due									$3,171.48

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (1)			Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, $0.00001 par value per share	3,241,221	(4)	(5)	-	Form S-1	333-270755	08/11/2023

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions relating to the shares registered hereunder.
(2)	This Registration Statement registers for resale 244,087 shares of the registrant’s common stock.
(3)	Estimated in accordance with Rule 457(c) based upon the average of the high ($91.05) and low ($85.01) sale prices of the registrant’s common stock on July 8, 2024, as reported on the Nasdaq Capital Market.
(4)	Consists of 3,241,221 shares of the registrant’s common stock previously registered for resale pursuant to the Registration Statement on Form S-1 (File No. 333-270755), which was originally filed with the SEC on March 22, 2023 and declared effective by the SEC on August 11, 2023 (“Registration Statement I”).
(5)	No registration fee is payable in connection with the securities that were previously registered on Registration Statement I because such shares are being transferred from Registration Statement I to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.